FOURTH AMENDMENT TO CREDIT AGREEMENT


          THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 17th day of November, 1999, by and among PICCADILLY CAFETERIAS, INC. (the "Borrower"), HIBERNIA NATIONAL BANK, as Co-Arranger, Administrative Agent, Letter of Credit Issuer and a Bank, WACHOVIA BANK, N.A., as Co-Arranger, Documentation Agent and as a Bank, SOUTH TRUST BANK NATIONAL ASSOCIATION, AMSOUTH BANK, BRANCH BANKING AND TRUST COMPANY, WHITNEY NATIONAL BANK, BANKONE LOUISIANA, N.A., THE FUJI BANK, LIMITED, FIRST TENNESSEE BANK NATIONAL ASSOCIATION, and DEPOSIT GUARANTY NATIONAL BANK (collectively referred to herein as the "Banks"), PICCADILLY RESTAURANTS, INC. and MORRISON RESTAURANTS INC. (collectively referred to herein as the Guarantors).

                             R E C I T A L S:

          The Borrower, the Administrative Agent and the Banks have entered into a certain Credit Agreement dated June 24, 1998, as amended by a First Amendment to Credit Agreement dated July 31, 1998, a Second Amendment to Credit Agreement dated October 30, 1998 and a Third Amendment to Credit Agreement dated June 28, 1999 (the "Credit Agreement"). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

          The Guarantors have executed a certain Guaranty Agreement dated June 24, 1998 (the "Guaranty").

          The Borrower and the Guarantors have requested the Administrative Agent and the Banks to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Banks, intending to be legally bound hereby, agree as follows:

          SECTION 1.   RECITALS.   The  Recitals are incorporated herein by
reference and shall be deemed to be a part of this Amendment.

          SECTION 2. AMENDMENTS. The Credit Agreement is hereby amended as set forth in this SECTION 2.

          SECTION   2.1.    AMENDMENT   TO   SECTION  1.1.   The  following
definitions are added to Section 1.1 of the Credit Agreement:

          "Collateral" shall mean the Real Property Collateral and the Personal Property Collateral.

          "Collateral Documents" means any and all Real Property Mortgages, Security Agreements, financing statements and any other document evidencing, relating to or securing the Loans or the Letters of Credit, and any other document or instrument delivered from time to time in connection with the foregoing, as such documents and instruments may be amended or supplemented from time to time.

          "Commitment Reduction Date" means each of March 31, 2000 and March 31, 2001;

          "Consolidated Adjusted Tangible Net Worth" means, as determined at the end of each Fiscal Quarter, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of

          (A) Any surplus resulting from any write-up of assets subsequent to June 30, 1999;

          (B) All assets that would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise) trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense.

          (C) To the extent not included in (B) of this definition, any amount at which shares of capital stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

          (D) Loans or advances to stockholders, directors, officers or employees;

          (E) An amount equal to the difference between the deferred tax assets of the Borrower and its Consolidated Subsidiaries and the deferred tax liabilities of the Borrower and its Consolidated Subsidiaries;

          (F) To the extent not deducted from Stockholders' Equity, dividends declared but not paid by the Borrower and its Consolidated Subsidiaries during the Fiscal Quarter then ended; and

          (G) Dividends declared but not paid by the Borrower and its Consolidated Subsidiaries during the period commencing on the first day after the Fiscal Quarter then ended and ending on the date on which the Compliance Certificate is delivered to the Banks for such Fiscal Quarter pursuant to Section 5.1(c).

          "Excluded Transaction" shall mean collectively: (1) sales of inventory by the Borrower or any Subsidiary in the ordinary course of business; (2) the sale by the Borrower or any Subsidiary in the ordinary course of business of Equipment that is obsolete; (3) the sale, lease, transfer or other disposition of any Collateral by the Borrower or any Subsidiary in the ordinary course of business to the Borrower or any Guarantor provided that the Administrative Agent's perfected, first priority lien upon and security interest in such transferred Collateral continues and remains in full force and effect; (4) leases and subleases of real property assets of the Borrower and the Subsidiaries which are entered into in the ordinary course of business consistent with past practices and in the prudent business judgment of the Borrower and its Subsidiaries provided that the rights, interests and privileges which the Borrower or such Subsidiary as lessor or sublessor may have in such lease or sublease are subject to the Administrative Agent's valid perfected first priority security interest; (5) the sale by the Borrower or a Guarantor of the Marketed Properties to the extent that the Net Disposition Proceeds of such sold Marketed Properties are less than $2,500,000, in the aggregate; and (6) the sale, lease, transfer or other disposition by the Borrower or any Subsidiary of any Collateral to the extent that the Net Disposition Proceeds of such sold, leased, transferred or disposed Collateral is used by the Borrower or the applicable Subsidiary to purchase Collateral having a fair market value substantially equivalent to or greater than the Collateral so disposed and the Administrative Agent is immediately provided a valid, perfected first priority security interest in such asset.

          "Marketed Properties" shall mean the following properties currently offered for sale by the Borrower and more fully described on Group B of Schedule I: Carrolton, Georgia (undeveloped property); (2) Newport News, Virginia (closed); (3) Kansas City, Kansas (undeveloped property); (4) Baton Rouge, Louisiana (undeveloped property); and (5) Myrtle Beach, South Carolina (undeveloped).

          "Net Disposition Proceeds" means the aggregate proceeds received by the Borrower or a Subsidiary upon the disposition of any Collateral after deducting from the amount of such proceeds all reasonable costs and expenses of such disposition.

          "Owned Real Properties" means the real properties owned by the Borrower and the Guarantors and further described in Group A on Schedule I hereto.

          "Personal Property Collateral" shall have the same meaning as "Collateral" as defined in the Security Agreement.

          "Real Property Collateral" means: (1) the Owned Real Properties; and (2) the real property interests owned by the Borrower and Guarantors and further described in Group B on
     Schedule I hereto.

          "Real Property Mortgages" means the mortgages, deeds to secure debt, deeds of trust and security deeds substantially in the form attached hereto as Exhibit A (with such changes as the Administrative Agent may deem necessary to conform such Exhibit A to the laws of the state in which the real property interests encumbered thereby is located or to encumber the leasehold nature of such interests) pursuant to which the Borrower and the Guarantors will grant to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) a security interest and lien to secure any and all Obligations (as defined in the Deed to Secure Debt attached hereto as Exhibit A), as such mortgages, deeds to secure debt, deeds of trust and security deeds may be amended or supplemented from time to time.

          "Security Agreement" means the security agreement substantially in the form attached hereto as Exhibit B (with such changes as the Administrative Agent may deem necessary to conform such Exhibit B to the laws of the state in which the Personal Property Collateral is located) pursuant to which the Borrower and the Guarantors will grant to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) a security interest in the Personal Property Collateral in order to secure any and all Obligations (as defined in the Security Agreement attached hereto as Exhibit B), as such security agreement may be amended or supplemented from time to time.

          2.02 AMENDMENT TO DEFINITIONS OF EBITDA, CONSOLIDATED FIXED CHARGES, MAINTENANCE CAPITAL EXPENDITURES AND LOAN DOCUMENTS. The definitions of "EBITDA," "Consolidated Fixed Charges," "Maintenance Capital Expenditures" and "Loan Documents" set forth in Section 1.1 of the Credit Agreement are hereby amended and restated to read as follows:

          "EBITDA" means for any period the sum of: (a) Consolidated Net Income, plus (b) the amount deducted in determining Consolidated Net Income for such period for (i) taxes on income,
     (ii) Consolidated Interest Expense, (iii) Depreciation and Amortization, (iv) all non-cash asset impairment charges, (v) all non-cash unit closing charges, (vi) all non-cash charges, in an aggregate amount that shall not exceed $12,985,000, for the reduction in goodwill relating to Morrison Restaurants, Inc.; and
     (vii) all non-cash charges, in an aggregate amount that shall not exceed $7,225,000, for net deferred tax assets relating to Morrison Restaurants, Inc., all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP; provided, however, the calculation of EBITDA shall: (1) exclude any amounts (based upon historical operating results) which would otherwise be included in calculation of EBITDA with respect to the assets and operations included within the Sale of Ralph & Kacoo's; (2) exclude to the extent deducted in determining Consolidated Net Income for such period, the costs and expenses (excluding fees paid to the Administrative Agent, Co-Arrangers and the Banks) paid by the Borrower in connection with the preparation and negotiation of this Amendment, the Collateral Documents and compliance with the collateral documentation requirements described on Schedule II; and (3) exclude the gain realized by the Borrower and its Consolidated Subsidiaries from the Sale of Ralph & Kacoo's. Beginning with the Fiscal Quarter ending September 30, 1999, for purposes of determining the "Applicable Margin" under Section 2.6 and the "Applicable Commitment Fee Rate" under Section 2.7, items (iv) and (v) from above shall be removed from the above definition of EBITDA.

          "Consolidated Fixed Charges" means, as of the date of determination, the sum (without duplication) of (a) Consolidated Interest Expense, (b) regularly scheduled payment obligations of the Borrower and its Consolidated Subsidiaries under all leases and rental agreements (including, without limitation, any and all payment obligations of the Borrower and its Consolidated Subsidiaries, with respect to common area maintenance charges, but expressly excluding any and all prepayments under any leases or rental agreements), and (c) (i) for periods prior to October 1, 1999, Maintenance Capital Expenditures; and (ii) for periods after October 1, 1999, Capital Expenditures.

          "Maintenance Capital Expenditures" means for any period Capital Expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries for the purposes of and in connection with regularly scheduled maintenance and remodeling of the Properties and other assets of the Borrower and its Consolidated Subsidiaries.

          "Loan  Documents"  means  this  Agreement,  the  Notes,  the
     Collateral Documents, the Letter of Credit Agreement, the Guaranty, any other document evidencing, relating to or securing the Loans or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Guaranty, the Collateral Documents, the Notes, the Letters of Credit or the Loans, as such documents and instruments may be amended or supplemented from time to time.

          2.03 AMENDMENT TO SECTION  2.6(A).   Section 2.6(a) of the Credit
Agreement is hereby amended and restated to read as follows:

          (a) "Applicable Margin" shall be determined quarterly based upon the ratio of Consolidated Total Funded Debt (calculated as of the last day of each Fiscal Quarter) to EBITDA (calculated for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

          CONSOLIDATED                                  SWING LINE
          TOTAL FUNDED                                 ADVANCES AND
            DEBT TO         BASE RATE    LETTERS OF    EURO-DOLLAR
            EBITDA            LOANS       CREDIT           LOANS
          ---------------   ---------    ----------    ------------

          Greater than or      1%          3.00%          3.00%
          equal to 3.50

          Greater than or      0.75%       2.75%          2.75%
          equal to 3.00,
          but less than
          3.50

          Greater than or      0.375%      2.375%         2.375%
          equal to 2.50,
          but less than
          3.00

          Greater than or      0.125%      2.125%         2.125%
          equal to 2.00,
          but less than
          2.50

          Less than 2.00       0%          1.75%          1.75%

     The Applicable Margin shall be determined effective as of the date (herein, the "Rate Determination Date") which is 50 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Margin so determined shall remain effective from such Rate Determination Date until the date which is 50 days after the last day of the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); PROVIDED that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date occurring on November 19, 1998, the Applicable Margin shall be (A) 0% for Base Rate Loans, (B) 1.50% for Letters of Credit, and (C) 1.50% for Euro-Dollar Loans and Swing Line Advances, (ii) in the case of any Applicable Margin determined for the final Fiscal Quarter of a Fiscal Year, the Rate Determination Date shall be the date which is 100 days after the last day of such final Fiscal Quarter and such Applicable Margin shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.1(a) or Section 5.1(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to
     Section 5.1(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.1(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Margin shall be determined as if the ratio of Consolidated Total Funded Debt to EBITDA was more than
     3.50 at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to each Syndicated Loan and in the fees applicable to each Letter of Credit outstanding on such Rate Determination Date; provided, that: (i) for Euro-Dollar Loans, changes in Applicable Margin shall only be effective for Interest Periods commencing on or after the Rate Determination Date; and (ii) no Applicable Margin shall be decreased pursuant to this Section 2.6 if a Default is in existence on the Rate Determination Date.

          Section 2.04. AMENDMENT TO SECTION 2.7(A). Section 2.7(a) of the Credit Agreement is hereby amended and restated to read as follows:

     (a) The Borrower shall pay to the Administrative Agent for the ratable account of each Bank a commitment fee equal to the product of: (i) the aggregate of the daily average amounts of such Bank's Unused Commitment, times (ii) a per annum percentage equal to the Applicable Commitment Fee Rate. Such commitment fee shall accrue from and including the Closing Date to and including the Termination Date. Commitment fees shall be payable quarterly in arrears on the first Quarterly Payment Date following each Commitment Fee Determination Date and on the Termination Date; provided that should the Commitments be terminated at any time prior to the Termination Date for any reason, the entire accrued and unpaid commitment fee shall be paid on the date of such termination. The "Applicable Commitment Fee Rate" shall be determined quarterly based upon the ratio of Consolidated Total Funded Debt (calculated as of the last day of each Fiscal Quarter) to EBITDA (calculated for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows:

           RATIO OF CONSOLIDATED TOTAL               APPLICABLE
             FUNDED DEBT TO EBITDA               COMMITMENT FEE RATE
          -----------------------------          -------------------

          Greater than or equal to 3.50                0.500%

          Greater than or equal to 3.00, but           0.500%
          less than 3.50

          Greater than or equal to 2.50 but            0.500%
          less than 3.00

          Greater than or equal to 2.00 but            0.375%
          less than 2.50

          Less than 2.00                               0.375%

          The Applicable Commitment Fee Rate shall be determined effective as of the date (herein, the "Commitment Fee Determination Date") which is 50 days after the last day of the Fiscal Quarter as of the end of which the foregoing ratio is being determined, based on the quarterly financial statements for such Fiscal Quarter, and the Applicable Commitment Fee Rate so determined shall remain effective from such Commitment Fee Determination Date until the date which is 50 days after the last day of the Fiscal Quarter in which such Commitment Fee Determination Date falls (which latter date shall be a new Commitment Fee Determination Date); PROVIDED that (i) for the period from and including the Closing Date to but excluding the Commitment Fee Determination Date occurring on November 19, 1998, the Applicable Commitment Fee Rate shall be 0.375% (ii) in the case of any Applicable Commitment Fee Rate determined for the fourth and final Fiscal Quarter of a Fiscal Year, the Commitment Fee Determination Date shall be the date which is 100 days after the last day of such final Fiscal Quarter and such Applicable Commitment Fee Rate shall be determined based upon the annual audited financial statements for the Fiscal Year ended on the last day of such final Fiscal Quarter, and (iii) if on any Commitment Fee Determination Date the Borrower shall have failed to deliver to the Banks the financial statements required to be delivered pursuant to Section 5.1
(a) or Section 5.1(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Commitment Fee Determination Date, then for the period beginning on such Commitment Fee Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Banks the financial statements to be delivered pursuant to Section 5.1(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, and (B) the date on which the Borrower shall deliver to the Banks annual financial statements required to be delivered pursuant to Section 5.1(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Applicable Commitment Fee Rate shall be determined as if the ratio of Consolidated Total Funded Debt to EBITDA was more than 3.50 at all times during such period.

          Section 2.05. AMENDMENT TO SECTION 2.9. Section 2.9 of the Credit Agreement is hereby amended by adding subsections (c) and (d) which shall read as follows:

     (c)  The aggregate amount of the Commitments shall be reduced by:
     (i)  $5,000,000,   on   November  17,  1999;  (ii) $5,000,000  on
     March  31,  2000;  and  (iii)  $10,000,000  on  March  31,  2001.
     Each such reduction shall be applied to reduce the Commitments of the several Banks ratably. Any optional reduction of the Commitments pursuant to Section 2.8 shall reduce the amount of any subsequent mandatory reduction required pursuant to this
     Section 2.9(c). Any mandatory reduction of the Commitments pursuant to Section 2.9(b), Section 2.9(d)(1) resulting from the sale, lease, transfer or other disposition of any Owned Real Property or equipment located on or used in connection with such Owned Real Property, or Section 2.9(d)(2)shall not reduce the amount of any subsequent mandatory reduction required pursuant to this Section 2.9(c); provided, that a reduction of the Commitments pursuant to Section 2.9(b) resulting from the issuance of Debt which is subordinate to the Loans, Letters of Credit and Letter of Credit Advances upon terms and conditions satisfactory to the Administrative Agent in its reasonable discretion shall reduce the amount of any subsequent mandatory reduction required pursuant to Section 2.9(c). Any mandatory reduction of the Commitments pursuant to Section 2.9(d)
     (1) arising from the sale, lease, transfer or other disposition of any Collateral other than the Owned Real Property or equipment located on or used in connection with such Owned Real Property shall reduce the amount of any subsequent mandatory reduction required pursuant to this Section 2.9(c), provided that any such reduction shall be applied to the reductions in the Commitments required pursuant to this Section 2.9(c) first, to the Commitment reduction scheduled on March 31, 2001, and then, to the extent necessary, to the Commitment reduction scheduled to occur on March 31, 2000.

     (d)(1) After the sale, lease, transfer or other disposition of any Collateral resulting in Net Disposition Proceeds in an aggregate amount of $5,000,000 (excluding Net Disposition Proceeds resulting from any Excluded Transaction), then thereafter on each occasion of a sale, lease, transfer or other disposition by the Borrower or any Subsidiary of any Collateral otherwise permitted and in compliance with this Agreement in any Fiscal Year resulting in Net Disposition Proceeds in excess of $100,000, or when aggregated with all other Net Disposition Proceeds received by the Borrower or any Subsidiary during such Fiscal Year are in excess of $100,000, then simultaneously with each such sale, lease, transfer or other disposition the Borrower shall immediately notify the Administrative Agent of such sale, lease, transfer or other disposition and effective on the date of such sale, lease, transfer or other disposition the Commitments shall be immediately reduced, ratably, in an amount equal to the excess of (i) the sum of (A) the Net Disposition Proceeds thereof and (B) the aggregate amount of all Net Disposition Proceeds received from all other sales, leases, transfers or other dispositions by the Borrower and its Subsidiaries during such Fiscal Year, over (ii) the aggregate amount of reductions in the Commitments previously made during such Fiscal Year pursuant to this paragraph (d)(1). Notwithstanding anything contained herein to the contrary the Commitments shall not be reduced pursuant to this Section 2.9(d)(1) by the Net Disposition Proceeds resulting from an Excluded Transaction. The Borrower covenants and agrees that the gross proceeds payable to the Borrower or any Subsidiary in connection with any sale, lease, transfer or other disposition of any Collateral shall be in cash and received at the time of such disposition; provided that the Borrower or any Subsidiary may accept as consideration for any such sale, lease, transfer or other disposition of any real or personal property, a deferred payment obligation which is secured by a first priority lien on the asset being transferred so long as: (1) the aggregate outstanding principal amount of all deferred purchase obligations for all assets transferred by the Borrower and the Subsidiaries shall not at any time exceed $2,500,000; and (2) the creditworthiness of the obligor and the terms and conditions of such deferred purchase obligations shall be satisfactory to the Administrative Agent in its sole and absolute discretion.

        (2) In the event there shall occur any casualty or condemnation with respect to any Collateral (or portion thereof), and if the proceeds arising from such casualty or condemnation are required pursuant to Section 5.27 of this Agreement to be used to reduce the Commitments, then the Borrower shall immediately notify the Administrative Agent that such proceeds shall not be so used for repair, restoration or replacement purposes, as required in accordance with Section 5.27, and the Commitments shall be immediately reduced, ratably in an amount equal to 100% of such casualty and condemnation proceeds.

        (3) Immediately upon receipt by the Borrower or any Subsidiary, any and all Net Disposition Proceeds shall be paid by the Borrower or such Subsidiary, as the case may be, to the Administrative Agent and applied to prepay ratably the Loans of the several Banks; provided that such prepayment shall be applied first to Swing Line Advances outstanding on the date of such prepayment and then, to the extent necessary, to the Syndicated Loans outstanding on the date of such prepayment in the inverse order of maturity. Any optional reduction of the Commitments pursuant to Section 2.8 shall not reduce the amount of any subsequent mandatory reductions required pursuant to Section 2.9(d)(1) or 2.9(d)(2). Any mandatory reduction of the Commitments pursuant to Section 2.9(b) or 2.9(c) shall not reduce the amount of any subsequent mandatory reduction required pursuant to Sections 2.9(d)(1) or 2.9(d)(2). In the event any reduction pursuant to Section 2.9(c), 2.9(d)(1), or 2.9(d)(2) shall result in the aggregate Commitments of all of the Banks to be reduced to an amount less than $30,000,000, the Borrower shall be required to either: (1) terminate the Commitments (including, without limitation, the Swing Line Subcommitment, the Swing Line Lender's obligations under
     Section 2.3, the Letter of Credit Subcommitment and the Letter of Credit Issuer's obligations under Section 2.14) in their entirety; or (2) pay to the Administrative Agent an amount in immediately available funds (which funds shall be held as collateral for the Loans, Letters of Credit, Letter of Credit Advances and Undrawn Amounts pursuant to arrangements satisfactory to the Administrative Agent) equal to the Net Disposition Proceeds which would otherwise be applied to reduce
     Commitments  to   the   amount   less   than $30,000,000.

          Section 2.06. AMENDMENT TO SECTIONS 5.3, 5.4, 5.6 AND 5.7. Sections 5.3, 5.4, 5.6 and 5.7 of the Credit Agreement are hereby amended and restated to read as follows:

          SECTION 5.3 RATIO OF CONSOLIDATED TOTAL FUNDED DEBT TO EBITDA. At the end of each Fiscal Quarter the ratio of Consolidated Total Funded Debt, calculated on the last day of the Fiscal Quarter then ended, to EBITDA, calculated for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters shall be less than: (i) at the end of each Fiscal Quarter ending on September 30, 1999 and December 31, 1999, respectively, 4.00 to 1.00; (ii) at the end of the Fiscal Quarter ending on March 31, 2000, 3.60 to 1.00; (iii) at the end of each Fiscal Quarter ending on June 30, 2000, September 30, 2000 and December 31, 2000, respectively, 2.75 to 1.00; and (iv) at the end of each Fiscal Quarter ending after January 1, 2001, 2.50 to 1.00.

          SECTION 5.4 FIXED CHARGE COVERAGE RATIO. At the end of each Fiscal Quarter the Fixed Charge Coverage Ratio shall be less than: (i) at the end of each Fiscal Quarter ending between July 1, 1999 and December 31, 1999, inclusive, 1.05 to 1.00, (ii) at the end of each Fiscal Quarter ending between January 1, 2000 and March 31, 2000, inclusive, 1.20 to 1.00; and (iii) at the end of each Fiscal Quarter ending after April 1, 2000, 1.35 to 1.00.

          SECTION 5.6. RESTRICTED PAYMENTS. The Borrower will not declare or make any Restricted Payment during any Fiscal Quarter in an aggregate amount exceeding $2,000,000; provided, however:
     (1) the Borrower will not permit any Subsidiary that is not a Wholly Owned Subsidiary to declare or make any Restricted Payment; and (2) after December 31, 1999, the Borrower will not declare or make any Restricted Payment (excluding Restricted Payments declared prior to December 31, 1999) in an amount exceeding the lower of (i) $2,000,000 and (ii) Consolidated Net Income determined for the Fiscal Quarter immediately preceding the Fiscal Quarter in which such Restricted Payment is being declared.

          SECTION 5.7 CAPITAL EXPENDITURES. Capital Expenditures will not exceed in the aggregate: (1) $7,000,000 during the period  July  1, 1999  to  June  30,  2000,  inclusive;  and  (2)
     $5,000,000 in any Fiscal Year thereafter, provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing.

          Section  2.07. AMENDMENT TO SECTION  5.5.   Section  5.5  of  the
Credit Agreement is hereby amended and restated to read as follows:

          SECTION 5.5. MINIMUM CONSOLIDATED ADJUSTED TANGIBLE NET WORTH. At the end of each Fiscal Quarter calculated as of the last day thereof, Consolidated Adjusted Tangible Net Worth will not be less than $54,000,000.00, less all non-cash asset impairment charges and all non-cash unit closing charges.

          Section 2.08.  AMENDMENT TO SECTION 5.10.   Section  5.10 of
     the Credit Agreement is hereby amended and restated to read as follows:

          SECTION 5.10 NEGATIVE PLEDGE. Neither the Borrower nor any Consolidated Subsidiary will create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, rights or other assets of any character (including, without limitation, accounts), whether now owned or hereafter acquired, or sign or file, or permit any of its Subsidiaries to sign or file, under the Uniform Commercial Code of any jurisdiction, a financing statement which names the Borrower or any of its Subsidiaries as debtor, or sign, or permit any Subsidiary to sign, any security agreement, mortgage, deed of trust or other security instrument authorizing any secured party thereunder to file such financing statement or assign, or permit any of its Subsidiaries to assign, any accounts, or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than:

          (a) Liens for taxes, assessments or governmental charges, levies or Liens in favor of the United States of America or any subdivision thereof given to secure partial payments pursuant to contracts, and Liens securing claims or demands of mechanics and materialmen; PROVIDED the Borrower or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) not paid in good faith or the validity, applicability or amount thereof is being contested in good faith by such appropriate actions or proceedings which are necessary to prevent the forfeiture or sale of any material property of the Borrower or any of its Subsidiaries or any material interference with the use thereof by the Borrower or any of its Subsidiaries, and (ii) the Borrower or any of its Subsidiaries shall record on its books, such reserves, if any, as are deemed by it to be required with respect thereto;

          (b) Liens of or resulting from any judgment or award or otherwise arising in connection with court proceedings, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or any of its Subsidiaries shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured or the execution of which is otherwise stayed;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including easements and similar encumbrances, Liens in favor of contractors, materialmen, warehousemen or similar Persons, and attorneys' liens and statutory or contractual landlords' liens under operating leases) and deposits, pledges or liens to secure obligations under workers' compensation laws, unemployment insurance or other forms of governmental insurance or benefits, or judgments thereunder which are not currently dischargeable, or to secure the performance of bids, tenders, leases or contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, PROVIDED such Liens do not have a Material Adverse Effect on the Borrower and its Subsidiaries taken as a whole;

          (d) restrictions on the use of real or immovable property and minor irregularities in the title thereto, minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real or immovable properties, which are necessary for the conduct of the activities of the Borrower and any of its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the business of the Borrower or any of its Subsidiaries taken as a whole;

          (e) Liens securing Debt of any Subsidiary to the Borrower or to another Subsidiary;

          (f) Liens securing Debt arising from the Borrower=s reimbursement obligations in respect of amounts paid under the Existing Letters of Credit, which Liens shall be released on or before August 15, 1998;

          (g)  Liens on Margin Stock;

          (h) Liens securing the Loans, Letter of Credit Advances and any and all other indebtedness, liabilities and obligations of the Borrower and Guarantors to the Administrative Agent, Letter of Credit Issuer and the Banks under the Loan Documents; and

          (i) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that (1) such Debt is permitted under Section 5.24(v); (2) such Lien attaches to such asset concurrently with the acquisition thereof; and (3) each such Lien shall be confined only to the asset financed by the Debt referred to in this subsection (i).

          Section 2.09. AMENDMENT TO SECTION 5.20. Section 5.20 of the Credit Agreement is hereby amended and restated to read as follows:

          SECTION 5.20 ACQUISITIONS. Neither the Borrower, any Guarantor nor any Subsidiary of the Borrower or of any Guarantor will purchase, lease or otherwise acquire, directly or indirectly, all or any substantial part of the assets or stock of, any other Person, except that the Borrower may purchase, lease or otherwise acquire the assets or stock of any Subsidiary of the Borrower (including, the Guarantors).

          Section 2.10. ADDITION OF SECTION 5.27. A new Section 5.27 is added to the Credit Agreement to read as follows:

          SECTION 5.27. CASUALTY AND CONDEMNATION.

                  (a) The Borrower will furnish to the Administrative Agent and the Banks prompt written notice of any casualty or other insured damage to any of the Collateral occurring in any Fiscal Year resulting in gross proceeds in excess of $100,000 or, when aggregated with all other casualties or damage which shall have previously occurred in such Fiscal Year, in excess of $100,000, or the commencement of any action of proceeding for the taking of any of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section results in cash proceeds (whether in the form of insurance proceeds, condemnation awards or otherwise), the Borrower or such Subsidiary, as the case may be, shall utilize such cash proceeds to pay the costs of repairing, restoring or replacing the affected property in accordance with paragraph (c) of this Section and any applicable provisions of the Security Agreement and the Real Property Mortgages, unless the Borrower elects not to replace, restore or repair such property.

                  (c) If any cash proceeds have not been utilized to replace, restore or repair such property on that date that is nine months after the occurrence of the event resulting in such cash proceeds or if the Borrower elects not to replace, repair or restore the affected property, then, to the extent required under Section 5.27(a), such cash proceeds shall be applied to the reduction of the Commitments as provided in Section 2.9(d)(2).

          Section 2.11.  AMENDMENT TO SCHEDULE 4.08.   Schedule 4.08 to the
Credit Agreement is amended and restated to read in its entirety as follows:

                   NAME                   JURISDICTION OF ORGANIZATION

          Piccadilly Restaurants, Inc.               Louisiana
          Morrison Restaurants, Inc.                 Georgia

          Section 2.12. AMENDMENT TO SECTION 9.5. Section 9.5(a)(viii) of the Credit Agreement is amended and restated to read in its entirety as follows:

          (viii) release or substitute all or any substantial part of the Collateral; provided that notwithstanding anything contained in this Section 9.5(a) to the contrary, the Administrative Agent shall, upon the written request of the Borrower and without any further consent or authorization of any Bank: (1) in connection with the sale or transfer of any Collateral by the Borrower or a Subsidiary, release such Collateral from any Lien of the Collateral Documents provided that (a) the Borrower represents to the Administrative Agent that at the time of such release no Default or Event of Default exists under this Agreement that has not been waived by the Required Banks or cured in accordance with this Agreement; (b) such transfer or sale is permitted under the terms of this Agreement (including, without limitation Section
     5.13 of this Agreement); (c) the Net Disposition Proceeds resulting from such sale or transfer are paid to the Administrative Agent and applied in accordance with Section 2.9(d)(3); and (d) the Commitments are reduced in accordance with
     Section 2.9(d)(1); and (2) execute subordination documents as the Administrative Agent may deem appropriate in its sole discretion in order to subordinate the Lien of the Collateral Documents on an asset to a Lien on such asset permitted under Section 5.10(i).

          Section 2.13. ADDITION OF SECTION 5.28. A new Section 5.28 is added to the Credit Agreement to read as follows:

          SECTION 5.28 RATIO OF CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED ADJUSTED TANGIBLE NET WORTH. At the end of each Fiscal Quarter the ratio of Consolidated Total Funded Debt, calculated on the last day of the Fiscal Quarter then ended, to Consolidated Adjusted Tangible Net Worth, calculated on the last day of the Fiscal Quarter then ended, shall not exceed 1.6 to 1.00; provided, that, for purposes of this definition only: (1) in determining Consolidated Total Funded Debt, Consolidated Total Funded Debt shall include all obligations (absolute or contingent) of the Borrower and its Consolidated Subsidiaries to reimburse any bank or other Person in respect of amounts paid or payable under a letter of credit or similar instrument that secures the obligations of any Person under a lease or trade payable; and (2) in determining Consolidated Adjusted Tangible Net Worth, the amounts described in (G) of such definition shall not be deducted from Stockholders Equity.

          Section 2.14.  AMENDMENT TO SECTION  6.1(B).   Section  6.1(b) of
the Credit Agreement is amended and restated to read in its entirety as follows:

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.2(ii), 5.3 to 5.15, inclusive, or Section 5.20, 5.23, 5.24 or 5.28; or

          SECTION 3. COLLATERAL.

          (a) In accordance with Schedule II Part A, the Borrower shall and shall cause each of its Subsidiaries to promptly, but in any event prior to December 20, 1999, at the Borrower's expense: (1) grant to the Administrative Agent (or a trustee for the benefit of the Administrative Agent), for the benefit of the Administrative Agent and the Banks, a lien upon and security interest in the Collateral; (2) execute and deliver to the Administrative Agent and shall cause each Subsidiary of the Borrower to execute and deliver to the
     Administrative Agent: (A) the Collateral Documents, all in form and content satisfactory to the Administrative Agent and its counsel in its reasonable discretion; and (B) the other documentation, information and materials described on Part A of Schedule II. Each Collateral Document shall be duly recorded in each office where such recording is required to constitute a perfected lien on the property covered thereby.

          (b) The Borrower shall and shall cause each of its Subsidiaries to promptly, but in any event prior to March 15, 2000 deliver to the Administrative Agent, as applicable, at the Borrower's expense the documentation, information and materials described on Part B of
     Schedule II attached hereto.

          (c) After March 15, 2000, the Borrower shall and shall cause the Subsidiaries to perform or cause to be performed such acts as the Administrative Agent may request to establish or maintain for the Administrative Agent and the Banks a valid and perfected security interest in and security title to the Collateral, free and clear of any liens other than in favor of the Administrative Agent (or a trustee for the benefit of the Administrative Agent), for the benefit of the Administrative Agent and the Banks and other than as permitted under Section 5.10(d) or (i) of the Credit Agreement.

          SECTION 4.  CONDITIONS TO EFFECTIVENESS.   The  effectiveness  of
this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Required Banks waive such conditions:

               (a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party; and

               (b) the fact that the representations and warranties of the Borrower and Guarantors contained in Section 6 of this Amendment shall be true on and as of the date hereof.

          SECTION 5. NO OTHER AMENDMENT. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes and the Letter of Credit Advances. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as amended, is in full force and effect.

          SECTION 6.  REPRESENTATIONS  AND  WARRANTIES.   The  Borrower and
Guarantors hereby represent and warrant to each of the Banks as follows:

          (a) After giving effect to this Amendment, no Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Banks on the date hereof.

          (b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by it.

          (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor enforceable against it in accordance with its terms, provided that such enforceability is subject to general principles of equity.

          (d) The execution and delivery of this Amendment and the performance of the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation or bylaws of the Borrower or any Guarantor, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or any Guarantor is party or by which the assets or properties of the Borrower and Guarantors are or may become bound.

          SECTION 7. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. At the request of the Administrative Agent, each of the Banks agrees to enter into a collateral agency and intercreditor agreement in form and content satisfactory to the Administrative Agent and the Required Banks.

          SECTION 8. GOVERNING LAW. This Amendment shall be considered in accordance with and governed by the laws of the State of Georgia.

          SECTION 9. CONSENT BY GUARANTORS. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Guaranty, said Guaranty being hereby ratified and affirmed. The Guarantors hereby expressly agree that the Guaranty is in full force and effect.

          SECTION 10. EFFECTIVE DATE. This Amendment shall be effective as of September 30, 1999; provided, however: (1) the Applicable Margin determined in accordance with Section 2.03 of this Amendment shall be effective with regard to: (i) Base Rate Loans and Euro-Dollar Loans for Interest Periods commencing on or after November 15, 1999; provided that for the period from November 15, 1999 to the Rate Determination Date occurring on February 19, 2000, the Applicable Margin shall be determined as if the ratio of Consolidated Total Funded Debt to EBITDA was more than
3.50 during the applicable period; and (ii) Swing Line Advances and Letters of Credit outstanding on November 15, 1999 and any and all Swing Line Advances and Letters of Credit made or issued after November 15, 1999; provided that for the period from November 15, 1999 to the Rate Determination Date occurring on February 19, 2000, the Applicable Margin shall be determined as if the ratio of Consolidated Total Funded Debt to EBITDA was more than 3.50 during the applicable period; and (2) the Applicable Commitment Fee Rate determined in accordance with Section 2.04 of this Amendment shall be effective November 15, 1999; provided that for the period from November 15, 1999 to the Commitment Fee Determination Date occurring on February 19, 2000, the Applicable Commitment Fee Rate shall be determined as if the ratio of Consolidated Total Funded Debt to EBITDA was more than 3.50 during the applicable period.

          SECTION 11. AMENDMENT FEE. On the date hereof, the Borrower shall pay to each Bank executing this Amendment an amendment fee equal to:
(1) the amount of such Bank's Commitment, multiplied by (2) 0.25%.


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
          IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.


                              BORROWER:

                              PICCADILLY CAFETERIAS, INC.


                              By:_______________________________________
                              Title:_____________________________________



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
                              HIBERNIA NATIONAL BANK, as Co-Arranger,
                              Administrative Agent, Letter of Credit Issuer and a Bank

                              By:_______________________________________
                              Title:_____________________________________




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

                              WACHOVIA BANK, N.A., as Documentation Agent, Co-Arranger and as a Bank

                              By:_______________________________________
                              Title:_____________________________________





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

                              SOUTH TRUST BANK NATIONAL
                              ASSOCIATION, as a Bank


                              By:_______________________________________
                              Title:_____________________________________





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
                              AMSOUTH BANK, as a Bank


                              By:______________________________________
                              Title:_____________________________________




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
                              BRANCH BANKING AND TRUST COMPANY, as a Bank


                              By:_______________________________________
                              Title:_____________________________________




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

                              WHITNEY NATIONAL BANK, as a Bank


                              By:_______________________________________
                              Title:_____________________________________




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                              BANKONE LOUISIANA, N.A., as a Bank



                              By:_______________________________________
                              Title:_____________________________________




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
                              THE FUJI BANK, LIMITED, as a Bank



                              By:_______________________________________
                              Title:_____________________________________



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
                              FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Bank


                              By:_______________________________________
                              Title:_____________________________________




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
                              DEPOSIT GUARANTY NATIONAL BANK, as a Bank


                              By:_______________________________________
                              Title:_____________________________________




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
                              Guarantor:

                              PICCADILLY RESTAURANTS, INC.



                              By:_______________________________________
                              Title:_____________________________________

ATTEST:

__________________________
Secretary

[CORPORATE SEAL]







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
                              MORRISON RESTAURANTS INC.



                              By:_______________________________________
                              Title:_____________________________________

ATTEST:

__________________________
     Secretary

     [CORPORATE SEAL]

                        [SCHEDULES HAVE BEEN OMITTED]